UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

  ____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas	75201
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (214) 661-7488

_____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)-(b)    On September 26, 2013, Wilhelmina International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).

The following sets forth information regarding the final results of the voting at the Annual Meeting:

Proposal 1: Election of Directors. The Company's stockholders elected the six director nominees recommended for election, each to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualify. The following is a breakdown of the voting results:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Mark Schwarz	70,548,598	18,400	94,941	35,148,778
Horst-Dieter Esch	70,555,198	11,800	94,941	35,148,778
Clinton Coleman	70,548,598	18,400	94,941	35,148,778
James Dvorak	70,548,598	18,400	94,941	35,148,778
Mark Pape	70,558,398	8,600	94,941	35,148,778
Jeffrey Utz	70,560,098	6,900	94,941	35,148,778

Proposal 2: Authority to Effect a Reverse Split. The Company’s stockholders approved a proposal to grant authority to the Company’s Board of Directors to effect at any time prior to December 31, 2014 a reverse stock split of the Company’s common stock (the “Common Stock”) at a ratio within the range from one-for-ten to one-for-forty, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion (the “Reverse Stock Split Ratio”). The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,529,757	129,072	3,110	0

Proposal 3: Reduction of Authorized Shares in connection with Reverse Split.  The Company’s stockholders approved a proposal to amend the Company’s Certificate of Incorporation to reduce the number of authorized shares of the Common Stock in proportion with the Reverse Stock Split Ratio. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,530,372	128,457	3,110	0

Proposal 4: Ratification of Appointment of Montgomery Coscia Greilich, LLP. as Independent Registered Public Accountants. The Company’s stockholders ratified the appointment of Montgomery Coscia Greilich, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,381,467	277,525	2,947	35,148,778

Proposal 5: Approval of Executive Compensation. The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,046,076	396,706	219,157	35,148,778

Proposal 6: Frequency of Advisory Vote on Executive Compensation. The Company’s stockholders approved, on a non-binding advisory basis, the holding of an advisory vote on executive compensation every three years. The following is a breakdown of the voting results:

Every One Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
33,438,255	13,307	36,989,051	2,106	35,368,088

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2013	WILHELMINA INTERNATIONAL, INC.

By: /s/ John Murray
Name: John Murray
Title: Chief Financial Officer